Exhibit 99.1

PANDORA REPORTS RECORD 4Q13 & FISCAL YEAR 2013 FINANCIAL RESULTS

•                  Fiscal 2013 revenue of $427.1 million grew 56% year-over-year; 4Q13 total revenue of $125.1 million grew 54% year-over-year

•                  4Q13 total mobile revenue of $80.3 million grew 111% year-over-year, outpacing mobile listener hour growth, which grew 70% year-over year

•                  Fiscal 2013 total mobile revenue of $255.9 million more than doubled and grew 105%,  outpacing mobile listener hour growth, which grew 89% year-over year

OAKLAND, Calif — March 7, 2013 — Pandora (NYSE: P), the leading Internet radio service, today announced financial results for the fourth quarter and fiscal year 2013 ended on January 31, 2013.

“We continue to monetize mobile at record levels and exceeded our expectations for the quarter,” stated Joe Kennedy, Chairman & CEO of Pandora.  “We closed the year with a record 8% share of total U.S. radio listening and record mobile monetization that cemented our leadership in mobile advertising.  We have completed our technology integration with radio ad buying platforms and are rolling it out to the market. Pandora has been hiring top talent in local radio markets to further increase our share of the $15 billion radio ad market.  We are now effectively the largest radio station in almost every major market and begin fiscal year 2014 with extraordinary momentum.”

Fiscal 4Q13 and Fiscal Year 2013 Financial Results

Total Revenue: For the fourth quarter of fiscal 2013, total revenue was $125.1 million, a 54% year-over-year increase.  Advertising revenue was $109.0 million, a 51% year-over-year increase.  Subscription and other revenue was $16.1 million, a 74% year-over-year increase.

For the fiscal year 2013, total revenue was $427.1 million, a 56% year-over-year increase.  Advertising revenue was $375.2 million, a 56% year-over-year increase.  Subscription and other revenue was $51.9 million, a 51% year-over-year increase.

Net Loss per Share:  For the fourth quarter of fiscal 2013, GAAP basic and diluted net loss per share were ($0.09). Non-GAAP basic and diluted net loss per share were ($0.04), excluding approximately $6.9 million in stock-based compensation. Basic and diluted earnings per share were based on 170.9 million weighted average shares outstanding.

For the fiscal year 2013, GAAP basic and diluted net loss per share were ($0.23).  Non-GAAP basic and diluted net loss per share were ($0.08), excluding approximately $25.5 million in stock-based compensation. Basic and diluted earnings per share were based on 168.3 million weighted average shares outstanding.

Cash: For the fourth quarter of fiscal 2013, the company ended with $89.0 million in cash, cash equivalents and short-term investments, compared with $80.5 million at the end of the prior quarter.  For the fourth quarter of fiscal 2013, Pandora’s cash generated in operating activities was approximately $8.4 million compared to $1.9 million in the year-ago quarter.

Other Business Metrics

Total listener hours: Total listener hours grew 53% to 4.05 billion for the fourth quarter of fiscal 2013, compared to 2.66 billion for the fourth quarter of fiscal 2012.

For the fiscal year 2013, total listener hours grew 70% to 14.01 billion, compared to 8.23 billion for the fiscal year 2012.

Guidance

Based on information available as of March 7, 2013, the company is providing financial guidance for the first quarter and fiscal year 2014 as follows:

1Q14 Guidance:  Revenue is expected to be in the range of $120 million to $125 million.  Non-GAAP loss per share is expected to be between ($0.13) and ($0.10).  Non-GAAP loss per share excludes stock-based compensation expense, assumes minimal tax expense given our net operating loss position, and 174 million weighted average basic shares outstanding for the first quarter of fiscal 2014.

Fiscal 2014 Guidance:  Revenue is expected to be in the range of $600 million to $620 million.  Non-GAAP net loss or earnings per share is expected to be between ($0.05) and $0.05.  Non-GAAP loss per share excludes stock-based compensation expense, assumes minimal tax expense given our net operating loss position, and 176 million weighted average basic shares and 199 million diluted shares outstanding for fiscal 2014.

4Q13 Financial Results Conference Call: Pandora will host a conference call today at 2 p.m. PT/ 5 p.m. ET to discuss the fourth quarter and fiscal year 2013 financial results with the investment community. A live webcast of the event will be available on the Pandora Investor Relations website at http://investor.pandora.com. A live domestic dial-in is available at (877) 355-0067 or internationally at (443) 853-1239. A domestic replay will be available at (855) 859-2056 or internationally at (404) 537-3406, using passcode 92620516, and available via webcast until March 21, 2013.

About Pandora

Pandora gives people music they love anytime, anywhere, through connected devices. (OK, we’ve added comedy as well so we’re also up for playing some jokes you’ll love.) Personalized stations launch instantly with the input of a single “seed” - a favorite artist, song or genre. The Music Genome Project®, a deeply detailed hand-built musical taxonomy, powers the personalization of Pandora® internet radio by using musicological “DNA” and constant listener feedback to craft personalized stations from a growing collection of more than one million tracks. Tens of millions of people in the U.S. turn on Pandora to hear music they love.

www.pandora.com

“Safe harbor” Statement:

This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding expected revenue and non-GAAP EPS. These forward-looking statements are based on Pandora’s current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our operation in an emerging market and our relatively new and evolving business model; our ability to increase our listener base and listener hours; our ability to attract and retain advertisers; our ability to generate additional revenue on a cost-effective basis; competitive factors; our ability to continue operating under existing laws and licensing regimes; our ability to establish and maintain relationships with makers of mobile devices, consumer electronic products and automobiles; our ability to manage our growth; our ability to continue to innovate and keep pace with changes in technology and our competitors; risks related to service interruptions or security breaches; our ability to integrate with radio advertising buying platforms; and general economic conditions worldwide. Further information on these factors and other risks that may affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our Annual Report on Form 10-K, particularly under the heading “Risk Factors.”

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in the company’s most recent reports on Form 10-K and Form 10-Q, each as they may be amended from time to time.  The company’s results of operations for the current quarter are not necessarily indicative of the company’s operating results for any future periods.

These documents are available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at investor.pandora.com. Information on our website is not part of this release. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP measures of financial performance: non-GAAP net income (loss) and non-GAAP diluted earnings (loss) per share. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings press releases.

These non-GAAP financial measures differ from GAAP in that they exclude stock-based compensation, which consists of expenses for stock options and other awards under our equity incentive plans. The non-GAAP net income (loss) and non-GAAP historical diluted earnings (loss) per share measures also exclude the applicable change in fair value of certain warrants issued by us. The change in fair value of certain warrants issued by us is included within other expense, and stock-based compensation is included in the following cost and expense line items of our GAAP presentation:

• Cost of revenue - other

• Product development

• Marketing and sales

• General and administrative

Although stock-based compensation is an expense for us and is viewed as a form of compensation, management excludes stock-based compensation from our non-GAAP measures for purposes of evaluating our continuing operating performance primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results or future outlook. Furthermore, determining the fair value of both stock-based compensation and stock-derived warrants involves a high degree of estimation and judgment such that the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based instruments. In addition, the value of stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control. We believe these non-GAAP financial measures serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and, when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors’ overall understanding of our current financial performance.

In the financial tables below, we provide a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this earnings release.

We estimate revenue generated through both our mobile and other connected devices platform as well as our traditional computer platform. While we believe that such disaggregated revenue estimates provide directional insight for evaluating our efforts to monetize our service through these platforms, we do not validate such disaggregated revenue to the level of financial statement reporting. Such metrics should be seen as indicative only and as management’s best estimate.

###

Contacts:

Dominic Paschel

Corporate Finance & Investor Relations

investor@pandora.com

(510) 842-6960

Mollie Starr

Pandora Corporate Communications

press@pandora.com

(510) 842-6996

Pandora Media, Inc.

Condensed Consolidated  Statements of Operations

(In thousands, except per share amounts)

	Fiscal Quarter Ended		Fiscal Year Ended
	January 31,		January 31,
	2012	2013	2012	2013
	(Unaudited)
Revenue:
Advertising	$72,053	$108,979	$239,957	$375,218
Subscription services and other	9,273	16,110	34,383	51,927
Total revenue	81,326	125,089	274,340	427,145

Costs and expenses:
Cost of revenue - Content acquisition costs	48,169	76,695	148,708	258,748
Cost of revenue - Other (1)	6,679	9,250	22,759	32,019
Product development (1)	3,583	5,153	13,425	18,118
Marketing and sales (1)	20,916	34,084	65,010	107,715
General and administrative (1)	10,054	14,333	35,428	48,247
Total costs and expenses	89,401	139,515	285,330	464,847
Loss from operations	(8,075)	(14,426)	(10,990)	(37,702)

Other income (expense):
Interest income	28	19	59	95
Interest expense	(123)	(138)	(616)	(535)
Other expense, net	-	(2)	(4,485)	(1)
Loss before provision for income taxes	(8,170)	(14,547)	(16,032)	(38,143)

Income tax expense	(9)	(10)	(75)	(5)
Net loss	$(8,179)	$(14,557)	$(16,107)	$(38,148)

Accretion of redeemable convertible preferred stock	-	-	(110)	-
Increase in cumulative dividends payable upon conversion or liquidation of redeemable convertible preferred stock	-	-	(3,648)	-

Net loss attributable to common stockholders	$(8,179)	$(14,557)	$(19,865)	$(38,148)

Basic and diluted net loss per share attributable to common stockholders	$(0.05)	$(0.09)	$(0.19)	$(0.23)
Weighted-average shares used in computing basic and diluted per share amounts	162,275	170,887	105,955	168,294

(1) Amounts include stock-based compensation expenses as follows:
	2012	2013	2012	2013
Cost of revenue - Other	$186	$314	$582	$1,214
Product development	557	1,179	1,638	4,530
Marketing and sales	1,901	3,440	4,866	12,294
General and administrative	804	1,957	2,101	7,462
	$3,448	$6,890	$9,187	$25,500

Pandora Media, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	As of January 31,	As of January 31,
	2012	2013
Assets
Current assets:
Cash and cash equivalents	$44,126	$65,725
Short-term investments	46,455	23,247
Accounts receivable, net	66,738	103,410
Prepaid expenses and other current assets	2,806	6,232
Total current assets	160,125	198,614

Property and equipment, net	15,576	17,758
Other assets	2,314	2,460
Total assets	$178,015	$218,832

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,053	$4,471
Accrued liabilities	3,838	7,590
Accrued royalties	33,822	53,083
Deferred revenue	19,232	29,266
Accrued compensation	11,962	21,560
Total current liabilities	70,907	115,970

Other long-term liabilities	2,568	3,873
Total liabilities	73,475	119,843

Stockholders’ equity:
Common stock	16	17
Additional paid-in capital	205,955	238,552
Accumulated deficit	(101,426)	(139,574)
Accumulated other comprehensive loss	(5)	(6)
Total stockholders’ equity	104,540	98,989
Total liabilities and stockholders’ equity	$178,015	$218,832

Pandora Media, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Fiscal Quarter Ended		Fiscal Year Ended
	January 31,		January 31,
	2012	2013	2012	2013
	(Unaudited)
Operating Activities
Net loss	$(8,179)	$(14,557)	$(16,107)	$(38,148)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,468	1,929	4,455	7,076
Loss on disposition of assets	13	-	296	23
Stock-based compensation	3,448	6,890	9,187	25,500
Remeasurement of preferred stock warrants	-	-	4,499	-
Amortization of premium on investments	246	81	246	360
Amortization of debt issuance costs and debt discount	66	66	190	264
Changes in assets and liabilities:
Accounts receivable	(6,491)	(5,546)	(24,526)	(36,672)
Prepaid expenses and other assets	(555)	(1,716)	156	(3,752)
Accounts payable and accrued liabilities	(1,124)	431	(865)	4,963
Accrued royalties	8,200	8,653	15,742	19,261
Accrued compensation	3,743	9,841	8,147	9,598
Deferred revenue	800	2,290	3,322	10,034
Reimbursement of cost of leasehold improvements	241	-	616	1,243
Net cash provided by operating activities	1,876	8,362	5,358	(250)

Investing Activities
Purchases of property and equipment	(2,620)	(1,599)	(11,644)	(7,580)
Purchases of short-term investments	(29,956)	(15,044)	(66,890)	(65,168)
Maturities of short-term investments	19,984	14,473	19,984	87,933
Net cash provided by (used in) investing activities	(12,592)	(2,170)	(58,550)	15,185

Financing activities
Repayments of debt	-	-	(7,596)	-
Proceeds from issuance of common stock	1,246	1,812	2,074	6,877
Tax withholdings related to net share settlements of restricted stock units	-	-	-	(208)
Proceeds from exercise of preferred stock warrants	-	-	165	-
Proceeds from initial public offering, net of offering costs	(280)	-	90,632	-
Payment of dividends to preferred stockholders at initial public offering	-	-	(31,005)	-
Net cash provided by financing activities	966	1,812	54,270	6,669

Effects of foreign currency translation on cash and cash equivalents	-	(4)	-	(5)

Net increase (decrease) in cash and cash equivalents	(9,750)	8,000	1,078	21,599
Cash and cash equivalents at beginning of period	53,876	57,725	43,048	44,126
Cash and cash equivalents at end of period	$44,126	$65,725	$44,126	$65,725

Pandora Media, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands, except per share data)

(Unaudited)

	Fiscal Quarter Ended		Fiscal Year Ended
	January 31,		January 31,
	2012	2013	2012	2013
Net loss and net loss per share reconciliations
GAAP net loss	$(8,179)	$(14,557)	$(16,107)	$(38,148)
Stock-based compensation	3,448	6,890	9,187	25,500
Change in the fair value of the warrant	-	-	4,499	-
Non-GAAP net loss	$(4,731)	$(7,667)	$(2,421)	$(12,648)

Non-GAAP net loss per common share - basic	$(0.03)	$(0.04)	$(0.02)	$(0.08)

Weighted-average common shares outstanding - basic*	162,275	170,887	158,335	168,294

Non-GAAP net loss per common share - diluted	$(0.03)	$(0.04)	$(0.02)	$(0.08)

Weighted-average common shares outstanding - diluted*	N/A	N/A	N/A	N/A

Costs and expenses reconciliation:
GAAP costs and expenses	$89,401	$139,515	$285,330	$464,847
Stock-based compensation	(3,448)	(6,890)	(9,187)	(25,500)
Non-GAAP costs and expenses	$85,953	$132,625	$276,143	$439,347

Loss from operations reconciliation:
GAAP loss from operations	$(8,075)	$(14,426)	$(10,990)	$(37,702)
Stock-based compensation in cost of revenue	186	314	582	1,214
Stock-based compensation in product development	557	1,179	1,638	4,530
Stock-based compensation in marketing and sales	1,901	3,440	4,866	12,294
Stock-based compensation in general and administrative	804	1,957	2,101	7,462
Non-GAAP loss from operations	$(4,627)	$(7,536)	$(1,803)	$(12,202)

*Weighted-average common shares for the twelve months ended January 31, 2012 have been computed to give effect to the conversion of the convertible preferred stock and warrants into common stock as though the conversion had occurred at the beginning of the period.

Pandora Media, Inc.

Monetization: RPM History

(Unaudited)

	Fiscal Year Ended January 31, 2012					Fiscal Year Ended January 31, 2013
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Advertising RPM
Traditional Computer	$55.33	$69.86	$67.26	$59.62	$62.68	$46.52	$57.14	$58.03	$53.53	$53.73
Mobile and other connected devices	$18.42	$23.74	$22.74	$19.34	$21.05	$17.88	$22.17	$25.59	$23.51	$22.53
Total advertising	$30.02	$35.30	$34.42	$29.71	$32.22	$24.82	$29.48	$32.40	$29.26	$29.13

Total RPM
Traditional Computer	$53.39	$64.52	$62.06	$56.22	$58.84	$45.54	$55.02	$56.40	$52.82	$52.36
Mobile and other connected devices	$19.36	$24.67	$23.60	$20.15	$21.93	$18.86	$23.32	$26.96	$25.05	$23.83
Total	$31.57	$36.48	$35.30	$30.62	$33.32	$26.09	$30.68	$33.73	$30.86	$30.49